FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [______]	NUMBER OF RIGHTS: [______]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [______], 2017 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM OKAPI PARTNERS, LLC, THE INFORMATION AGENT, (212) 297-0720 OR (888) 785-6617 (TOLL FREE) OR INFO@OKAPIPARTNERS.COM.

REED’S, INC.

(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase Units of REED’S, Inc.,

each Unit consisting of one share of Common Stock and Warrant to purchase ¼ share of Common Stock

Subscription Price: $1.75 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 15, 2017, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights set forth above. Each subscription right entitles the holder thereof to subscribe for and purchase one unit of Reed’s, Inc., a Delaware corporation, pursuant to the basic subscription right, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Reed’s, Inc. Subscription Rights Certificate” accompanying this Rights Certificate. Each unit consists of one share of common stock, par value of $0.0001, and one warrant representing the right to purchase ½ share of common stock. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional units that remain unsubscribed, subject to proration and stock ownership limitations, as described in the Prospectus pursuant to the over-subscription privilege. The subscription rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price. THE RIGHTS EVIDENCED BY NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

This Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of Reed’s, Inc. and the signatures of its duly authorized officers.

Dated: [______], 2017

Valentin Stalowir, Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

By:

Continental Stock Transfer & Trust Company

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The undersigned hereby represents, in connection with this election, that the undersigned has not since the record date entered into any short sale or similar transaction with respect to the common stock of Reed’s, Inc. You are required initially to pay for both the units subscribed for pursuant to the basic subscription right and the over-subscription privilege. To subscribe for units pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional units pursuant to your over-subscription privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$1.75	=	$
	Number of Units		Subscription Price		Payment Enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional units pursuant to your over-subscription privilege

Over Subscription Privilege:		X	$1.75	=	$
	Number of Units		Subscription Price		Payment Enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $ _______________

METHOD OF PAYMENT (CHECK ONE):	[ ]	Cashier’s check, drawn on a U.S. Bank payable to “Continental Stock Transfer & Trust Company, as subscription agent for Reed’s Inc.”; or

	[ ]	Wire transfer of immediately available funds directly to JP Morgan Chase, 4 Metrotech Center, Brooklyn NY 11245, SWIFT CHASUS333, ABA# 021000021, Credit: Continental Stock Transfer & Trust Company as Subscription Agent for Reed’s Inc. Rights Offer, Account # 475-471873, for further credit to Reed’s Inc., and name of the registered holder.

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

APPLY MEDALLION GUARANTEE STAMP HERE

Signature(s) of Subscriber(s)

Names(s):

Capacity (Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement to:

Continental Stock Transfer & Trust Company

1 State Street- 30th Floor

New York, NY 10004